EXHIBIT 10.7

NOVATION AND MUTUAL/PARTIAL RELEASE AND PROMISSORY NOTE
DATED OCTOBER 4, 2007

NOVATION AND MUTUAL/PARTIAL RELEASE

THIS NOVATION AND MUTUAL/PARTIAL RELEASE is entered into this 4th of October, 2007 between Alpen  Construction & Development Co., Inc., a Colorado corporation (“Alpen”) and V2K Window Fashions, Inc., a Colorado corporation (“V2K”).

WHEREAS,  V2K on January 8th, 2002 entered into a lease agreement with Alpen for offices located at 1127 Auraria Parkway, suites 203 and 203 and the lease provided for deferral of rent including the terms of a $140,000.00  Conversion Note  providing for  payment by conversion at the election of the holder to convert said note  into V2K stock; and

WHEREAS, Alpen has elected not to exercise its conversion rights and the principal of the note was due and owing  as of September 15, 2007; and

WHEREFORE, for good and valuable consideration the parties have agreed as follows:

1.
V2K shall pay  the aforesaid $140,000.00 by delivery and payment  of  a check in the amount of $51,583.00 (includes interest to date and $1,000.00 in payment of outstanding late fees ) on this date plus the execution and delivery  of a promissory note executed by V2K in the amount of $92,367.12 with interest at the rate of 8% payable in monthly installments of  $8034.87 commencing February 4, 2008 and continuing on the 4th day of each and every month thereafter for twelve (12) consecutive months until paid. (V2K will assist Alpen in setting up an ACH account that can be originated by Alpen for the application of each monthly installment payment, if so desired.)

2.	The parties agree to settle in full any and all damage claims arising out of the lease and occupancy by agreeing that Alpen may retain the $3000.00 Security Deposit.

3.
In consideration of the aforesaid, Alpen  hereby releasesV2K, its officers, directors, successors and assigns from any and all actions, causes of action, claims,  demands, damages, costs which it now has or may hereafter have on account of  or arising out of the terms of the aforesaid Lease, EXCEPT this release shall not apply to the aforesaid $92,367.12 Promissory Note which shall be fully enforceable under all its terms and conditions.

4.
And in consideration for the  aforesaid release,  the receipt of which is hereby acknowledged, V2K does hereby releases Alpen, its officers, directors, successors and assigns from any and all actions, causes of action, claims demands damages, costs which it now has or may hereafter have on account or arising out of the terms of the aforesaid Lease.

5.
This Mutual release is intended to release not only claims made or which might have been made, but any and all claims of any kind or nature, including any and all manner of actions, cases of action, suits, debts, dues, covenants, liabilities, contracts, promises, damages, controversies, claims  and demands whatsoever, in law or equity, which each party to this Mutual Release has ever had or may have, EXCEPT this release shall not apply to the aforesaid $92,367.12 Promissory Note which shall be fully enforceable under its terms.

This Novation and Partial Release is binding upon  and inure to the benefit of the parties hereto and their respective successors and assigns.

Dated this 4th day of October, 2007
Alpen Construction & Development Co., Inc

by:  /s/ Tony Brake
Tony Brake          as       President

V2K Window Fashions, Inc.

/s/ Samuel Smith
Samuel Smith         as   Vice President

STATE OF COLORADO      )
  0 ss.
COUNTY OF JEFFERSON  )

The foregoing instrument was subscribed and sworn to before me this 4th day of October 2007 by ___________________ as _________________ of  Alpen Construction & Development Co., Inc. and by  _________________ as ____________________ of V2K Window Fashions, Inc.

Witness my hand and official seal.

(SEAL)                                                                 ______________________________

My Commission  Expires:

            _____________________

PROMISSORY NOTE

U.S. $ 92,367.12                                                                                                                             Lakewood, Colorado
                                                                                                                           Date:  October 4, 2007

1.	FOR VALUE RECEIVED, the undersigned promise(s) to pay to Alpen Construction & Development Co., Inc.

or order, (Note Holder) the principal sum of NINETY-TWO THOUSAND THREE HUNDRED SIXTY-SEVEN AND -----------------------------------------12/100THS

U.S. Dollars, with interest on the unpaid principal balance from October 4, 2007 until paid, at the rate of eight (8) percent per annum. Principal and interest shall be payable at 1700 Chamber Road, Aurora, Colorado 80011-4618, or such other place as the Note Holder may designate, in monthly payments of Eight Thousand Thirty-Four and 87/100ths Dollars (U.S.$8,034.87), due on the first day of each month, beginning February 1, 2008. Such payments shall continue until the entire indebtedness evidenced by this Note is fully paid; provided, however, if not sooner paid, the entire principal amount outstanding and accrued interest thereon, shall be due and payable on January 1, 2009.

2.            Borrower shall pay to the Note Holder a late charge of five (5)% of any payment not received by the Note Holder within ten (10) days after the payment is due.

3.            Payments received for application to this Note shall be applied first to the payment of late charges, if any, second to the payment of accrued interest specified above, and the balance applied in reduction of the principal amount hereof.

4.            If any payment required by this Note is not paid when due, the entire principal amount outstanding and accrued interest thereon shall become due and payable at the option of the Note Holder (Acceleration) twenty days after notice of Acceleration has been given; and the indebtedness shall bear interest at the rate of twelve (12) percent per annum from the date of default. The Note Holder shall be entitled to collect all reasonable costs and expense of collection and/or suit, including, but not limited to reasonable attorneys' fees.

5.            Borrower may prepay the principal amount outstanding under this Note, in whole or in part, at any time without penalty. Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent payments or change the amount of such payments.

6.            Borrower and all other makers, sureties, guarantors, and endorsers hereby waive presentment, notice of dishonor and protest, and they hereby agree to any extensions of time of payment and partial payments before, at, or after maturity. This Note shall be the joint and several obligation of Borrower and all other makers, sureties, guarantors and endorsers, and their successors and assigns.

7.            Any notice to Borrower provided for in this Note shall be in writing and shall be given and be effective upon (1) delivery to Borrower or (2) mailing such notice by first-class U.S. mail, addressed to Borrower at the Borrower's address stated below, or to such other address as Borrower may designate by notice to the Note Holder. Any notice

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to the Note Holder shall be in writing and shall be given and be effective upon (1) delivery to Note Holder or (2) by mailing such notice by first-class U.S. mail, to the Note Holder at the address stated in the first paragraph of this Note, or to such other address as Note Holder may designate by notice to Borrower.

 (CAUTION: SIGN ORIGINAL NOTE ONLY/RETAIN COPY)

IF BORROWER IS CORPORATION:

ATTEST:	V2K Window Fashions, Inc.
Name of Corporation

/s/ R.J. Wittenbrink	by /s/ Sam Smith
R.J. Wittenbrink Secretary	Sam Smith Vice-President

(SEAL)

Borrower’s address:  13949 West Colfax Ave., #250, Lakewood, CO 80401

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